UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2026

PROFOUND MEDICAL CORP.

(Exact name of Registrant as Specified in Its Charter)

Ontario, Canada	001-39032	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Skymark Avenue, Unit 6
Mississauga, Ontario, Canada		L4W 5K5
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 647-476-1350

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	PROF	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On November 5, 2026, Cynthia Lavoie notified the Board of Directors (the “Board”) of Profound Medical Corp. (the “Company”) of her resignation from the Board, effective immediately. This resignation was not the result of any disagreement with the Company.

Appointment of Director

On November 5, 2026, effective immediately upon the resignation of Ms. Lavoie, the Board appointed Jason Mills to serve as a director to fill the vacancy created by Ms. Lavoie’s resignation. Mr. Mills will serve until the Company’s 2027 annual meeting of shareholders and thereafter until his successor is duly elected and qualified, or until his earlier death, resignation or removal.

There are no arrangements or understandings between Mr. Mills and any other person pursuant to which he was appointed as a director, and there are no family relationships between Mr. Mills and any director or executive officer of the Company. There are no transactions to which the Company is a party and in which Mr. Mills has a material interest that are required to be disclosed under Item 404(a) of Regulation S-K.

Mr. Mills will be entitled to the compensation paid by the Company to its non-employee directors pursuant to the Company’s non-employee director compensation policy as amended and described below.

Mr. Mills also entered into the Company’s standard form of indemnification agreement.

Chief Executive Officer Transition

On November 5, 2026, the Board approved a leadership transition plan pursuant to which, effective January 15, 2027 (the “Transition Date”), Richard R. Fabian, the Company’s current President, is appointed President and Chief Executive Officer of the Company, effective as of the Transition Date, and Arun Menawat will step down as Chief Executive Officer and will become Executive Chairman of the Board as of the Transition Date. Dr. Menawat will continue to serve as a member of the Board following the Transition Date. In connection with his appointment as President and Chief Executive Officer, Mr. Fabian will become a non-voting observer to the Board.

Mr. Fabian, age 59, has served as President of the Company since September 1, 2026. Prior to that, Mr. Fabian served as president and chief executive officer of FUJIFILM Sonosite, Inc. from 2017 to June 2026, where he oversaw the global point-of-care ultrasound (POCUS) business. From 2002 to 2016, he held various executive leadership roles in marketing, sales, and global general management for the imaging and image-guided therapy businesses at Philips Healthcare. Earlier in his career, he held positions in finance where he was a group controller at STERIS Corporation before he pivoted into operations and served as Vice President of Operations. Mr. Fabian holds a Bachelor of Arts degree in Economics from the University of Michigan and an MBA from the University of Pittsburgh Katz Graduate School of Business.

The selection of Mr. Fabian to serve as the Company’s President and Chief Executive Officer was not pursuant to any arrangement or understanding between Mr. Fabian and any other person. There are no family relationships between Mr. Fabian and any director or executive officer of the Company, and there are no transactions between Mr. Fabian and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

There are no changes to Mr. Fabian’s previously disclosed compensation arrangements.

In connection with the transition, the Board approved, upon the recommendation of the Human Resources and Corporate Governance Committee, compensation for Dr. Menawat as Executive Chairman consisting of annual cash compensation of $225,000 and an annual stock award with a grant date value of $375,000. Dr. Menawat’s existing restricted share units (RSUs) and share option awards will continue in accordance with their terms.

Appointment of Chief Financial Officer

On November 5, 2026, the Company announced that Matthew Sobczyk has been appointed by the Board to serve as the Chief Financial Officer of the Company, effective as of the same date.

Matthew Sobczyk, CPA, CA, age 42, has served as the Company’s Interim Chief Financial Officer since August 14, 2026. Prior to his appointment as Interim Chief Financial Officer, Mr. Sobczyk served in progressively senior financial leadership roles at the Company since May 2017. From March 2023 to August 2026, Mr. Sobczyk served as Corporate Controller of the Company. Prior to that role, he served as Assistant Corporate Controller of the Company from March 2021 to March 2023, and as Manager, Accounting & Reporting of the Company from May 2017 to March 2021. Prior to joining the Company, Mr. Sobczyk spent over a decade in public accounting, audit, and advisory roles with Ernst & Young LLP and MNP LLP. Mr. Sobczyk holds a Bachelor of Arts (Honours Business Administration) from the Richard Ivey School of Business at Western University and earned his Chartered Professional Accountant, Chartered Accountant (CPA, CA) designation in Ontario.

The selection of Mr. Sobczyk to serve as the Company’s Chief Financial Officer was not pursuant to any arrangement or understanding between Mr. Sobczyk and any other person. There are no family relationships between Mr. Sobczyk and any director or executive officer of the Company, and there are no transactions between Mr. Sobczyk and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

In connection with his appointment as Chief Financial Officer, Mr. Sobczyk will receive an annual base salary of CAD 300,000. Mr. Sobczyk is eligible to receive an annual discretionary bonus with a target of 50% of his base salary. Mr. Sobczyk will receive a one-time long-term incentive grant of 5,000 RSUs and 5,000 share options. He is also eligible to receive annual long-term incentive compensation.

Non-Employee Director Compensation Policy

On November 5, 2026, the Board approved amendments to the Company’s non-employee director compensation policy. Effective January 1, 2027, non-employee directors of the Company will receive an annual cash retainer of $55,000. The Chair of the Audit Committee will be entitled to an additional annual cash fee of $20,000 and the Chair of the Human Resources and Corporate Governance Committee will be entitled to an additional annual cash fee of $12,000. Members of the Board’s committees will be entitled to an additional annual cash fee of $5,000 for each committee on which they serve. The Company’s non-employee directors are eligible to receive an annual equity award with a value equal to $110,000, which will vest 12 months from the date of grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROFOUND MEDICAL CORP.

Date:	November 12, 2026	By:	/s/ Arun Menawat
Arun Menawat
Chief Executive Officer and Chairman